UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 17, 2019

HALCÓN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana St., Suite 1500 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 538-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01      Entry into a Material Definitive Agreement

On April 17, 2019, Halcón Resources Corporation (the “Company”), entered into an agreement (the “Settlement Agreement”) with Fir Tree Capital Management LP (“Fir Tree”).

Pursuant to the Settlement Agreement, the Company increased the size of the Board of Directors of the Company (the “Board”) from seven to eight members and appointed Carin M. Barth to serve as a Class A director with a term expiring at the Company’s annual meeting of the stockholders in 2020 (the “2020 Annual Meeting”) or until her earlier resignation or removal.  Fir Tree has agreed to vote all of the shares of common stock of the Company beneficially owned by it or its affiliates in favor of the re-election of the Company’s Class C directors at the 2019 annual meeting of the stockholders and otherwise in accordance with the Board’s recommendation on routine matters.

Pursuant to the Settlement Agreement, the Company also agreed that the Board will work in good faith to, as soon as practicable but in any case prior to July 15, 2019, identify and appoint an additional director who qualifies as independent under the rules of the Securities and Exchange Commission and New York Stock Exchange and is reasonably acceptable to Fir Tree.  This additional director would be assigned to serve as a Class A director.  If an additional director has not been appointed by July 15, 2019, Fir Tree shall have the right to nominate a candidate (who meets the independence requirements set out above) reasonably acceptable to the Board, to be appointed within 30 days.

The Settlement Agreement includes certain restrictions, applicable from April 17, 2019 until the earlier of (i) the first day of the time period established pursuant to the Company’s bylaws for stockholders to deliver notice to the Company of director nominations to be brought before the 2020 Annual Meeting, and (ii) the consummation of a business combination, liquidation or similarly extraordinary transaction (the “Standstill Period”). During the Standstill Period, Fir Tree is, among other things, restricted from engaging in any solicitation of proxies or written consents relating to the Company, acquiring all or substantially all of the assets of the Company, or acquiring any voting stock that would result in Fir Tree having beneficial ownership of more than 10% of the Company’s outstanding common stock.

The Settlement Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference. The foregoing description of the Settlement Agreement is qualified in its entirety by reference to the Exhibit.

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 is incorporated by reference into this Item 5.02.

As described in Item 1.01, the size of the Board has been increased from seven to eight directors, and Ms. Barth has been appointed to the Board effective April 17, 2019.  The Board has determined that Ms. Barth satisfies the definition of an “independent director” under the applicable rules of the New York Stock Exchange and the requirements for service on the Board pursuant to the Company’s Corporate Governance Guidelines, a copy of which is available under the “Investor Relations—Corporate Governance” page of the Company’s website at www.halconresources.com. The information on the Company’s website does not constitute a part of this report and is not incorporated herein by reference. There are no arrangements or understandings between Ms. Barth and any other person pursuant to which Ms. Barth was appointed to serve as a director of the Company. There are no transactions in which Ms. Barth has an interest that requires disclosure under Item 404(a) of Regulation S-K.   The committee assignments for Ms. Barth have not yet been determined.

For her service on the Board, Ms. Barth will be compensated according to the terms of the Company’s non-employee director compensation program. Ms. Barth will also enter into an indemnity agreement with the Company, the form of which was previously filed as Exhibit 10.1 to the Company’s current report on Form 8-K, filed with the SEC on March 19, 2012.

Carin Barth is co-founder and President of LB Capital Inc., a private equity investment firm established in 1988. She currently serves as a director of Enterprise Holdings LLC, the General Partner of Enterprise Products Partners L.P., Black Stone Minerals, L.P. and Group 1 Automotive, Inc., and is Chair of the Audit Committee for both BSM and GPI. Additionally, Ms. Barth serves as Chair of the Trustees for The Welch Foundation and a board member of the Ronald McDonald House of Houston. Ms. Barth has previously served on the following boards: Bill Barrett Corporation from 2012 - 2016; Western Refining, Inc. from 2006 - 2016, where she also Chaired the Audit Committee; Methodist Hospital Research Institute from 2007 - 2012; Encore Bancshares, Inc. from 2009 - 2012; and Amegy Bancorporation, Inc. from 2006 - 2009. She has previously served as Chairman of the Investment Advisory Committee for the Endowment at Texas Tech University from 2012 - 2018, a Commissioner of the Texas Department of Public Safety from 2008 - 2014, a director of the Texas Public Finance Authority from 2006 - 2008, and as a member of the Texas Tech University System Board of Regents from 1999 - 2005. Ms. Barth was appointed by President George W. Bush to serve as Chief Financial Officer of the U.S. Department of Housing and Urban Development from 2004 - 2005. She received a B.S. from the University of Alabama, summa cum laude, and an M.B.A. from Vanderbilt University’s Owen Graduate School of Management.

Item 7.01              Regulation FD Disclosure

The Company issued a press release on April 17, 2019 announcing the execution of the Settlement Agreement and the appointment of Ms. Barth. A copy of this press release is included as Exhibit 99.1 to this Current Report on Form 8-K. The information contained in the accompanying Exhibit 99.1 is being furnished pursuant to Item 7.01 of this Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01              Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Settlement Agreement, dated April 17, 2019, between Halcón Resources Corporation and Fir Tree Capital Management.
99.1	Press Release of Halcón Resources Corporation issued on April 17, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALCÓN RESOURCES CORPORATION

April 18, 2019	By:	/s/ QUENTIN R. HICKS
	Name:	Quentin R. Hicks
	Title:	Executive Vice President and Chief Financial Officer